Exhibit 5.1

Borden Ladner Gervais LLP Scotia Plaza, 40 King St W Toronto, ON, Canada M5H 3Y4 T 416.367.6000 F 416.367.6749 blg.com

March 30, 2015

Board of Directors

Trillium Therapeutics Inc.

96 Skyway Avenue

Toronto, ON M9W 4Y9

Dear Sirs/Mesdames:

Re:	Trillium Therapeutics Inc. (“Trillium”)
Registration Statement filed March 11, 2015, Amendment No. 1 filed March 25, 2015 and Amendment No. 2 filed March 30, 2015

We have acted as Canadian counsel for Trillium, a corporation incorporated under the laws of the Province of Ontario, in connection with Trillium’s public offering of common shares (“Common Shares”) and Series II Non-Voting Convertible First Preferred Shares (“Series II Shares” and together with the Common Shares, the “Securities”) in the capital of Trillium to result in gross proceeds to Trillium of up to US$57,500,000, to be issued and sold by Trillium pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among Trillium, Leerink Partners LLC and Cowen and Company, LLC as representatives of the several underwriters (the “Underwriters”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). The opinions expressed below are confined to the laws of the Province of Ontario and the federal laws of Canada applicable in such province.

In connection with this opinion, we have examined (i) the registration statement on Form F-1 filed on March 11, 2015, Amendment No. 1 thereto filed on March 25, 2015 and Amendment No. 2 thereto filed on March 30, 2015 (such registration statement, as so amended being hereinafter referred to as the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), (ii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement, (iii) the articles of Trillium in effect on the date hereof as certified by an Officer of Trillium, (iv) the Bylaws of Trillium in effect on the date hereof, as certified by an Officer of Trillium, (v) resolutions of the Board of Directors of Trillium, relating to the offering of the Securities and related matters, (vi) the form of articles of amendment of Trillium providing for the creation of the Series II Shares with the Reference Price and the Conversion Price to be completed based on the offering price from the executed Underwriting Agreement

(“Articles of Amendment”), and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

With respect to our opinions expressed in paragraphs 1 and 2 below as to the Series II Shares and the Common Shares issuable upon conversion of the Series II Shares, we have assumed that the Articles of Amendment will be properly completed and filed with the Ministry of Consumer and Business Services of Ontario, in the form reviewed by us, prior to the issuance of the Series II Shares.

On the basis of such examination, we advise you that in our opinion:

1.	The Securities, when issued and paid for in accordance with resolutions duly adopted by the Board of Directors of Trillium, will be duly and validly issued, fully paid and non-assessable.

2.	The Common Shares issuable upon conversion of the Series II Shares, when issued upon conversion of the Series II Shares in accordance with the terms of such Series II Shares provided for in the Articles of Amendment, will be duly and validly issued, fully paid and non-assessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Trillium, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and for no other purpose. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Securities Act, or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Borden Ladner Gervais LLP

Borden Ladner Gervais LLP

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